As filed with the Securities and Exchange Commission on March 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1880494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Forge Road, Suite 700

Watertown, MA 02472

(857) 254-4445

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Vigil Neuroscience, Inc. 2021 Stock Option and Incentive Plan

Vigil Neuroscience, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Ivana Magovčević-Liebisch

President and Chief Executive Officer

100 Forge Road, Suite 700

Watertown, MA 02472

(857) 254-4445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Jacqueline Mercier, Esq.

Gabriela Morales-Rivera, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Vigil Neuroscience, Inc. (the “Registrant”) is filing this registration statement with the Commission to register (1) 1,781,016 additional shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) available for issuance under the Registrant’s 2021 Stock Option and Incentive Plan (the “Plan”), pursuant to the evergreen provisions of the Plan, and (2) 286,127 additional shares of Common Stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the evergreen provisions of the ESPP.

This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January  10, 2022 (File No. 333-262083) related to the Plan and ESPP, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-41200) filed January 11, 2022).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-41200) filed on January 11, 2022).

4.3	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of August 13, 2021 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-261230) filed on November 19, 2021).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-261230) filed on January 3, 2022).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-261230) filed on January 3, 2022).

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-261230) filed on January 3, 2022).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on this 21st day of March, 2023.

VIGIL NEUROSCIENCE, INC.

By:	/s/ Ivana Magovčević-Liebisch
Name: Ivana Magovčević-Liebisch Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Ivana Magovčević-Liebisch and Jennifer Ziolkowski as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Ivana Magovčević-Liebisch	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 21, 2023
Ivana Magovčević-Liebisch

/s/ Jennifer Ziolkowski	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 21, 2023
Jennifer Ziolkowski

/s/ Bruce Booth	Director, Chairperson	March 21, 2023
Bruce Booth

/s/ Cheryl Renee Blanchard	Director	March 21, 2023
Cheryl Renee Blanchard

/s/ Mary Thistle	Director	March 21, 2023
Mary Thistle

/s/ Gerhard Koenig	Director	March 21, 2023
Gerhard Koenig

/s/ Suzanne Bruhn	Director	March 21, 2023
Suzanne Bruhn

/s/ Stefan Vitorovic	Director	March 21, 2023
Stefan Vitorovic